Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated March 16, 2011, included in the Proxy Statement of Centra Financial Holdings, Inc. that is made a part of Amendment No. 1 to the Registration Statement (Form S-4, No. 333-172945) and related Prospectus of United Bankshares, Inc. for the registration of 6,550,000 shares of its common stock.

/s/ Ernst & Young LLP

Charleston, West Virginia

April 20, 2011